Exhibit 10.1

已会审
2017/11/12

Fourth Addendum to Foundry Agreement

This is the fourth addendum (the "Fourth Addendum") to the Foundry Agreement dated January 10, 2002 (the "Foundry Agreement") is made effective as of [January 8. 2017](the "Effective Date") by and between Alpha & Omega Semiconductor (Macau), Limited("AOS") and Shanghai Hua Hong Grace Semiconductor Manufacturing Corporation ("HHGRACE"), as amended by the First Addendum signed by the Parties on July 28, 2005,the Second Addendum signed by the Parties on April 11, 2007 and the Third Addendum signed by Parties on Jan 9, 2012. All expressions not defined here shall have the same meaning as they have in the Foundry Agreement. Except to the extent modified by this Fourth Addendum, all other provisions of the Foundry Agreement shall remain in full effect.
For valid and sufficient consideration, and pursuant to Section 10.3 and 10.9 of the Foundry Agreement, HHGRACE and AOS agree as follows:

1. The Term of the Foundry Agreement in Section 9.1 shall be extended and renewed for another five (5) years immediately following its expiration date January 8. 2017.

2. Section 4.4 (RMAs) in the Third Addendum of Foundry Agreement is hereby deleted in its entirety and replaced with the following:

4.4. RMAs. AOS may make any returns to HHGRACE, within one (1) year of Fab out Date, with a written return material authorization ("RMA") issued by HHGRACE. HHGRACE will analyze such authorized returns and report to AOS on the results of such analysis within thirty (30) days of receipt of such RMA. AOS will cooperate with HHGRACE to resolve any problems associated with the returns. If AOS and HHGRACE determine that any Products returned under an RMA are defective for reasons solely attributable to HHGRACE, HHGRACE shall immediately refund any payment made by AOS for such Products. HHGRACE's reimbursement liability shall be wafer prices received by HHGRACE from AOS under the Purchase Order. AOS should also return or scrap / destroy all RMA wafers / dies, either with HHGRACE's confirmation, or with independent 3rd party certificate of such scrap / destroy.

3. Except as to the subject matter expressly modified in this Fourth Addendum, the Foundry Agreement, as amended by the First Addendum and the Second Addendum and Third Addendum, shall remain in full force and effect in all respects. In the event of any conflict between this Fourth Addendum and the Foundry Agreement or any previous Addendum (the Third Addendum, the Second Addendum, and the First Addendum), the terms of this Fourth Addendum shall prevail.

IN WITNESS WHEREOF, HHGRACE and AOS have caused this Fourth Addendum to be executed by their duly authorized representatives on the date first written above.

Shanghai Hua Hong Grace Semiconductor Manufacturing Corporation	**Alpha & Omega Semiconductor (Macau), Limited**

ALPHA & OMEGA
SEMICONDUCTOR

By: [signature]

Name & Title: EVP of Sales & MKT

By: [signature]

Name & Title: David Chao
Director